Exhibit 10.1

[Form of Grant Letter]

May 29, 2015

Dear                     :

Congratulations on your transfer to Talen Energy Corporation.

This letter confirms that you have been granted a performance-contingent restricted stock unit (RSU) award for your performance in 2015, prorated for the months worked at PPL. The actual number of RSUs will be determined in 2016 at the same time as awards are granted to active PPL employees. The grant will be determined using the following formula:

RSU Grant = three years’ earnings per share from ongoing operations’ achievement x (base salary x RSU Target) x (5/12)

The terms of the award are as follows:

•	The grant date is May 29, 2015.

•	Vesting date is spin closing date or June 1st. FICA taxable, like all other grants, in early 2016 when the actual awards are determined.

•	Distribution date will be 3 years from early 2016 (early 2019) – the same as those granted to active PPL employees.

If you have any questions, please contact                     .

Sincerely yours,

Peter B. Hook

Compensation & Benefits Vice President